As filed with the Securities and Exchange Commission on September 8, 2021
Registration No. 333-259110

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sovos Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2000 (Primary Standard Industrial Classification Code Number)	81-5119352 (I.R.S. Employer Identification Number)

168 Centennial Parkway, Suite 200
Louisville, CO 80027
(720) 316-1225
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(302) 636-5400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Isobel A. Jones, Esq. Chief Legal Officer Sovos Brands, Inc. 1901 Fourth St #200 Berkeley, CA 94710 (510) 210-5096	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”and “emerging growth company” in Rule 12b-2 of the Exchange Act. in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☐Accelerated filer   ☐Non-accelerated filer   ☐Smaller reporting company   ☐Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.001 par value per share	$100,000,000	$10,910.00(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(2)
Includes shares of common stock that may be issuable upon exercise of an option to purchase additional shares granted to the underwriters.

(3)
The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Sovos Brands, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-259110) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules
(a) Exhibits:
Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1*	Form of Amended and Restated Certificate of Incorporation of Sovos Brands, Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.
3.2*	Form of Amended and Restated Bylaws of Sovos Brands, Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.
3.3*	Certificate of Incorporation of Sovos Brands, Inc., as currently in effect.
3.4*	Certificate of Amendment to Certificate of Incorporation of Sovos Brands, Inc., as currently in effect.
3.5*	Certificate of Amendment to Certificate of Incorporation of Sovos Brands, Inc., as currently in effect.
3.6	Certificate of Amendment to Certificate of Incorporation of Sovos Brands, Inc., as currently in effect.
3.7*	Bylaws of Sovos Brands, Inc., as currently in effect.
4.1*	Form of Certificate of Common Stock.
4.2*	Form of Registration Rights Agreement.
5.1	Opinion of Weil, Gotshal & Manges LLP.
10.1*
First Lien Credit Agreement, dated as of June 8, 2021, by and among Sovos Brands Intermediate, Inc., Sovos Brands Holdings, Inc., the financial institutions party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

10.2*
Second Lien Credit Agreement, dated as of June 8, 2021, by and among Sovos Brands Intermediate, Inc., Sovos Brands Holdings, Inc., the financial institutions party thereto and Owl Rock Capital Corporation, as Administrative Agent.

10.3*	Employment Agreement, dated as of January 14, 2017, between Grand Prix Intermediate, Inc. and Todd R. Lachman.
10.4	Amendment to the Employment Agreement, dated as of September 1, 2021, between Sovos Brands Intermediate, Inc. and Todd R. Lachman.
10.5*	Sovos Brands Richard Greenberg Employment Term Sheet.
10.6*	Sovos Brands Limited Partnership 2017 Equity Incentive Plan.
10.7*	Amendment No. 1 to Sovos Brands Limited Partnership 2017 Equity Incentive Plan, dated as of February 10, 2021.
10.8	Sovos Brands, Inc. 2021 Equity Incentive Plan.
10.9*	Sovos Brands, Inc. 2021 Annual Cash Incentive Plan.
10.10*	Sovos Brands, Inc. Annual Cash Incentive Plan.
10.11*	Incentive Unit Grant Agreement, dated as of June 7, 2017, between Sovos Brands Limited Partnership and Todd R. Lachman.
10.12*	Incentive Unit Grant Agreement, dated as of August 29, 2017, between Sovos Brands Limited Partnership and Todd R. Lachman.
10.13*	Incentive Unit Grant Agreement, dated as of May 1, 2019 between Sovos Brands Limited Partnership and Todd R. Lachman.
10.14	Incentive Unit Grant Agreement, dated as of June 26, 2017 between Sovos Brands Limited Partnership and Richard Greenberg.

Exhibit No.	Description
10.15	Incentive Unit Grant Agreement, dated as of August 23, 2017 between Sovos Brands Limited Partnership and Richard Greenberg.
10.16	Incentive Unit Grant Agreement, dated as of May 1, 2019 between Sovos Brands Limited Partnership and Richard Greenberg.
10.17	Incentive Unit Grant Agreement, dated as of November 14, 2019 between Sovos Brands Limited Partnership and Chris Hall.
10.18	Form of Amendment to the Incentive Unit Grant Agreement between Sovos Brands Limited Partnership and certain of its officers.
10.19	Form of Restricted Stock Agreement between Sovos Brands, Inc. and certain of its officers.
10.20	Form of Sovos Brands, Inc. 2021 Equity Incentive Plan Performance-Based Restricted Stock Unit Award Agreement.
10.21	Form of Sovos Brands, Inc. 2021 Equity Incentive Plan Restricted Stock Unit Award Agreement.
10.22	Form of Sovos Brands, Inc. 2021 Equity Incentive Plan Performance-Based Restricted Stock Unit Award Agreement (IPO Grants).
10.23	Form of Sovos Brands, Inc. 2021 Equity Incentive Plan Restricted Stock Unit Award Agreement (IPO Grants).
10.24*	Form of Executive Officer and Director Indemnification Agreement for Sovos Brands, Inc.
21.1*	List of subsidiaries.
23.1*	Consent of Deloitte & Touche LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*
Previously filed.

**
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Colorado, on September 8, 2021.
SOVOS BRANDS, INC.
By:
/s/ Todd. R. Lachman

Name:
Todd R. Lachman

Title:
President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Todd R. Lachman, Christopher W. Hall and Isobel A. Jones, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 8, 2021.
Signature	Title
/s/ Todd R. Lachman Todd R. Lachman	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Christopher W. Hall Christopher W. Hall	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* William R. Johnson	Director
* Jefferson M. Case	Director
* Robert Graves	Director
* Dan Poland	Director
* David Roberts	Director
/s/ Neha Mathur Neha Mathur	Director
/s/ Valarie L. Sheppard Valarie L. Sheppard	Director

Signature	Title
/s/ Vijayanthimala Singh Vijayanthimala Singh	Director
* By: /s/ Todd R. Lachman Name: Todd R. Lachman Title: Attorney-in-fact